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                                 AMENDMENT NO. 1
                                     to the
                          FUND PARTICIPATION AGREEMENT

         AMENDMENT, dated as of May 1, 2001 to the Fund Participation Agreement dated as of the 7th day of March, 2000 (the "Agreement"), by and among Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) ("Trust"), Bankers Trust Company ("Adviser"), and FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY ("Life Company").

         WHEREAS, effective May 1, 2001 Deutsche Asset Management, Inc. ("DAMI") will replace Adviser as investment adviser to the Trust;

         WHEREAS, effective May 1, 2001 the Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to ("DAMI");

         WHEREAS, DAMI is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS, Trust, Adviser and Life Company wish to revise Appendix A to the Agreement in its entirety;

         NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, Adviser and DAMI hereby agree as follows:

                  1. Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser's rights, responsibilities and duties under the Agreement.

                  2. Life Company agrees, to the replacement of Adviser with DAMI.

                  3. Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

                           If to TRUST:

                           Deutsche Asset Management VIT Funds
                           c/o PFPC Global Fund Services
                           3200 Horizon Drive
                           King of Prussia, PA 19406-0903
                           Attn: Tom Calabria, Legal Department

                           AND

                           c/o Deutsche Asset Management Mutual Fund Services One South Street, Mail Stop 1-18-6
                           Baltimore, MD 21202
                           Attn: Richard Hale

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                           If to ADVISER:

                           Deutsche Asset Management, Inc.
                           130 Liberty Street, Mail Stop 2355
                           New York, NY 10006
                           Attn: Mutual Fund Marketing

                  4. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

         Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


                               DEUTSCHE ASSET MANAGEMENT VIT FUNDS

                               By:_________________________________________
                               Name:
                               Title:


                               FIRST ALLMERICA FINANCIAL LIFE
                               INSURANCE COMPANY

                               By:_________________________________________
                               Name:  Richard M. Reilly
                               Title: Vice President


                               BANKERS TRUST COMPANY

                               By:_________________________________________
                               Name:
                               Title:


                               DEUTSCHE ASSET MANAGEMENT, INC.

                               By:_________________________________________
                               Name:
                               Title:
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                                   APPENDIX A
                         (Revised effective May 1, 2001)
                           to Participation Agreement
        by and among Deutsche Asset Management VIT Funds, Deutsche Asset
  Management, Inc., and Allmerica Financial Life Insurance and Annuity Company


LIST OF PORTFOLIOS:

1)   Deutsche Asset Management VIT Funds - Small Cap Index Fund
2)   Deutsche Asset Management VIT Funds - EAFE Equity Index Fund
3)   Deutsche Asset Management VIT Funds - Equity 500 Index Fund

and such other Portfolios as may become available, and as may be agreed upon by Life Company, Trust and Adviser, from time to time.